EXHIBIT 23.2

            Consent of Independent Petroleum Engineers and Geologists



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Pioneer Natural Resources Company (the "Company") of the reference of Netherland, Sewell & Associates, Inc. in the Annual Report on Form 10-K for the year ended December 31, 2005, of the Company and its subsidiaries, filed with the Securities and Exchange Commission.

                                    NETHERLAND, SEWELL & ASSOCIATES, INC.

                                    By: /s/ Frederic D. Sewell
                                        ---------------------------------------
                                           Frederic D. Sewell
                                           Chairman and Chief Executive Officer
Dallas, Texas
August 9, 2006